FIRST WESTERN FINANCIAL, INC. OMNIBUS INCENTIVE PLAN
(As Amended and Restated Effective April 23, 2025)

1. Background & Purpose.

1.1    This First Western Financial, Inc. Omnibus Incentive Plan, as amended and restated effective April 23, 2025 (the “Plan”), is adopted by the Board of Directors (the “Board”) of First Western Financial, Inc., a Colorado corporation (the “Company”, which term will include any successor thereto). The Plan is a continuation of, and amends and restates in its entirety, that certain First Western Financial, Inc. 2016 Omnibus Incentive Plan, as amended, originally adopted by the Company as of November 18, 2016 (the “Original Effective Date”). The Plan is effective as of April 23, 2025 (the “Effective Date”), subject to the approval of the Company’s shareholders.

1.2    The purpose of the Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term cash and equity incentive compensation opportunities tied to the performance of the Company and/or its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award, or Stock Award granted under the Plan.
“Award Agreement” means a notice or an agreement (whether written or electronic) entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 16.2 hereof.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.
“Cause” shall have the meaning set forth in Section 13.2 hereof.
“Change in Control” shall have the meaning set forth in Section 12.3 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) as provided in Section 3.1 hereof, the full Board.
“Common Stock” means the Company’s common stock, par value $0.001 per share, as the same may be reclassified, exchanged or recapitalized.

“Company” shall have the meaning set forth in Section 1.1 hereof.
“Date of Grant” means the date on which an Award under the Plan is granted or approved for grant by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” shall have the meaning set forth below, except with respect to any Participant who has an effective employment agreement or service agreement with the Company or one of its Subsidiaries that defines “Disability” or a like term, in which event the definition of “Disability” as set forth in such agreement shall be deemed to be the definition of “Disability” herein solely for such Participant and only for so long as such agreement remains effective. In all other events, the term “Disability” shall mean Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its Subsidiaries for a period of ninety (90) consecutive days or for a total of one hundred eighty (180) days during any twelve (12)-month period as a result of any mental or physical illness, disability or incapacity even with reasonable accommodations for such illness, disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable and which condition is expected to last for a continuous period of not less than twelve (12) months, all as determined by the Committee in its reasonable good faith judgment. Participant shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with the Company). Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).
“Effective Date” shall have the meaning set forth in Section 1.1 hereof.
“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.
“Fair Market Value” means, as of any given date, the value of a share of Common Stock determined as follows:
(a)    For purposes of any Awards granted on the date of a Public Offering, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the Public Offering.
(b)    For purposes of any Awards granted on any other date, the Fair Market Value will be the closing price as reported on NASDAQ or any other principal exchange on which the Common Stock is then listed on such date, or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.
The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.
“Grant” means an Award under the Plan.
“Grantee” means a person who receives or holds a Grant under the Plan.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“NASDAQ” means The NASDAQ Global Market.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.
“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.
“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” shall have the meaning set forth in Section 1.1 hereof.
“Public Offering” means the sale of shares of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act in connection with an underwritten offering.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

“Retirement” means, with respect to a Retirement Eligible Employee, such Retirement Eligible Employee’s termination of employment with the Company and its Subsidiaries due to the Retirement Eligible Individual’s voluntary resignation, where all of the following conditions are met: (a) the Retirement Eligible Employee has provided at least one (1) year advanced written notice of resignation to the Company; (b) the Retirement Eligible Employee terminates his or her employment on the date of resignation specified in such written notice of resignation (or such other date as may be mutually agreed in writing by the Company and the Retirement Eligible Employee following the Company’s receipt of the written notice of resignation); (c) if the Retirement Eligible Employee is not subject to a non-solicitation agreement as of the date of his or her termination, the Retirement Eligible Employee has executed and delivered to the Company a non-solicitation agreement on a form approved by the Company in its sole discretion; (d) if the Retirement Eligible Employee is not subject to a non-competition agreement as of the date of his or her termination, the Retirement Eligible Employee has entered into a non-competition agreement on a form approved by the Company in its sole discretion; and (e) the Retirement Eligible Employee executes and delivers, and does not revoke, a general release and waiver on a form approved by the Company in its sole discretion, and such general release and waiver becomes binding and irrevocable not later than sixty (60) days following the Retirement Eligible Employee’s resignation from the Company and its Subsidiaries.
“Retirement Eligible Employee” means an employee who has attained age 65 and completed 10 years of employment with Company and its Subsidiaries. For avoidance of doubt, an employee’s prior service with an entity that is acquired (or the assets of which are acquired) by the Company or a Subsidiary shall not count towards an employee’s service with the Company and its Subsidiaries for this purpose.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.
“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
3. Administration.
3.1    Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by NASDAQ or any other principal exchange on which the Common Stock is then listed, or (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder. The Board shall have the authority to execute the powers of the Committee under the Plan.
3.2    Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan; (viii) to decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan; (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3    Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company, the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to any applicable laws. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4. Shares Subject to the Plan.
4.1    Number of Shares Reserved. Subject to adjustment as provided in Section 4.4 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 350,000 plus any shares remaining available for grant under the First Western Financial, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) as of the Original Effective Date (collectively, the “Share Reserve”). Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2    Share Replenishment. For purposes of this Section 4, the number of shares available for grant under the Plan shall be reduced by (or added back as) one (1) share for each share subject to an Award.
(a) Shares underlying Awards that are forfeited (including any shares subject to an Award that are repurchased by the Company due to failure to meet any applicable condition), cancelled, terminated or expire unexercised or are otherwise settled without delivery to the Participant of the full number of shares to which the Award related or that are otherwise settled in cash shall be available for grant pursuant to future Awards under the Plan.
(b) Any shares tendered or withheld to satisfy withholding tax obligations with respect to Restricted Stock Units, Restricted Stock, or Other Stock-Based Awards that constitute full-value Awards (or Awards other than Options or Stock Appreciation Rights) shall not be available for grant pursuant to future awards.
(c) Any shares withheld or tendered to pay the Option Price of a Stock Option or other purchase price of an Award, or withholding tax obligations with respect to a Stock Option or Stock Appreciation Award, the payment amount of which is based on the appreciation of the underlying shares between the grant date and the exercise date and not based on the full value of the shares on the exercise date shall not be available for grant pursuant to future Awards.
(d) Any shares that become available for issuance pursuant to Section 4 of the 2008 Plan as a result of the forfeiture, cancellation or termination for no consideration of an award under the 2008 Plan will (i) not be available for future awards under the 2008 Plan, (ii) be available for future Awards under this Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company, subject to a maximum of 1,500,000 shares.
4.3    Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 100,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.4 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.3 but shall count against the annual Cash Performance Award limit set forth in Section 10.7.
4.4    Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1 and 4.3 hereof (including the maximum number of shares of Common Stock that may become payable to a Non-Employee Director provided in Sections 4.3 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.
5. Eligibility and Awards.
5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.
5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreement as described in Section 16.2 hereof.
5.4    Limitations on Awards.
(a) Except as otherwise provided in Section 5.4(b) or Section 12, no Award granted hereunder shall vest and become exercisable prior to the one (1) year anniversary of the date of grant (or, if applicable, the date the Grantee begins his or her employment or service with the Company, Affiliate, or Subsidiary). Notwithstanding the foregoing sentence and subject to Section 5.4(c), the Committee in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting of an Award. For purposes of an Award granted to a Non-Employee Director, the vesting period shall be deemed to be one (1) year if the Award is granted to a Non-Employee Director in connection with his or her election or reelection to the Board at an annual meeting of shareholders and the Award vests on the first day of the month in which the next annual meeting of the Company’s shareholders is held, so long as the period between such meetings is not less than 50 weeks.
(b) Awards that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Eligible Person without respect to any minimum vesting provisions included in the Plan. For purposes of the immediately preceding sentence, all Awards that become vested prior to the one (1) year anniversary of the date of grant (or, if applicable, the date the Grantee begins his or her employment or service with the Company, Affiliate, or Subsidiary) are subject to the 5% Limit other than Awards that become vested upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of employment or service due to death, Disability or Retirement. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the vesting of Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Awards to Eligible Persons without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.
6. Stock Options.
6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.
6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the

Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4 Term of Stock Options. The Committee shall, in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.
6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee or (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement or otherwise (including by a policy or resolution of the Committee), (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6 Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. The Nonqualified Stock Options and the rights and privileges conferred thereby shall be nontransferable except as otherwise provided in Section 16.3 hereof.
6.7 Additional Rules for Incentive Stock Options.
(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation § 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.
(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e) Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date that the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or any other principal exchange on which the Common Stock is then listed.
6.9 Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, dividends shall not be paid with respect to Stock Options. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Options to the extent permitted by the Committee or set forth in the Award Agreement. Any such dividend equivalent rights will be paid at the time(s) the Stock Options become vested and exercisable with respect to the underlying shares with respect to which the dividend equivalent rights relate. In no event will dividends or dividend equivalent rights be paid on unvested Stock Options.
7. Stock Appreciation Rights.
7.1    Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 16.3 hereof.
7.2    Stand-Alone and Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option, or may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.
7.3    Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
7.4    Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or any other principal exchange on which the Common Stock is then listed.
7.5    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, dividends shall not be paid with respect to Stock Appreciation Rights. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights to the extent permitted by the Committee or set forth in the Award Agreement. Any such dividend equivalent rights will be paid at the time(s) the Stock Appreciation Rights become vested and exercisable with respect to the underlying shares with respect to which the dividend equivalent rights relate. In no event will dividends or dividend equivalent rights be paid on unvested Stock Appreciation Rights.
8. Restricted Stock Awards.
8.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2    Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s), or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.

8.3    Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 16.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
8.4    Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless otherwise provided in the applicable Award Agreement or the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally, at the times of vesting or other payment of the Restricted Stock Award or otherwise. In no event will dividends or dividend equivalent rights be paid on unvested Restricted Stock Awards.
8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
9. Restricted Stock Units.
9.1    Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. In addition, a Restricted Stock Unit may be designated as a “Performance Stock Unit”, the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established business and/or individual Performance Goal(s) over a specified performance period as approved by the Committee in its discretion. Restricted Stock Units shall be non-transferable, except as provided in Section 16.3 hereof.
9.2    Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee (including Performance Goal(s)) in its discretion. If the vesting requirements of a Restricted Stock Units Award are not satisfied, the Award shall be forfeited.
9.3    Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock.
9.4    Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.4 hereof, Restricted Stock Units may or may not, in the discretion of the Committee, be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion. Dividend equivalent rights will be paid at the times of vesting or payment of the Restricted Stock Unit. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units. In no event will dividends or dividend equivalent rights be paid on unvested Restricted Stock Units.
9.5    No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
10. Cash Performance Awards and Performance Criteria.
10.1    Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts may be based on specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. With respect to Cash Performance Awards and other Awards the vesting and/or payout of which are tied to one or more Performance Goals, the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment and/or vesting upon achievement of the Performance Goals. Cash Performance Awards shall be non-transferable, except as provided in Section 16.3 hereof.
10.2    Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement.
10.3    Performance Criteria. For purposes of Cash Performance Awards, Performance Stock Units and other Awards, the Performance Criteria shall be one or any combination of any performance measure selected by the Committee, which may include, but shall not be limited to, any individual performance measure or any the following performance measures for the Company or any identified Subsidiary or business unit: (a) net earnings; (b) earnings per share; (c) net debt; (d) revenue or sales growth; (e) net or operating income; (f) net operating profit; (g) return measures (including, but not limited to, return on assets, capital, equity or sales); (h) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (i) earnings before or after taxes, interest, depreciation, amortization and/or rent; (j) share price (including, but not limited to growth measures and total stockholder return); (k) expense control or loss management; (l) customer satisfaction; (m) market share; (n) economic value added; (o) working capital; (p) the formation of joint ventures or the completion of other corporate transactions; (q) gross or net profit margins; (r) revenue mix; (s) operating efficiency; (t) product diversification; (u) market penetration; (v) measurable achievement in quality, operation or compliance initiatives; (w) quarterly dividends or distributions; (x) employee retention or turnover; (y) assets under management; (z) return on average tangible common equity (defined as a ratio, the numerator of which is income before amortization of intangibles, and the denominator of which is average tangible common equity); (aa) “efficiency ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) divided by total tax-equivalent revenues; (bb) “burden ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) less noninterest income over total tax-equivalent revenues; (cc) noninterest income to total revenue ratio; (dd) noninterest income to average assets ratio; (ee) net interest margin; (ff) net interest margin — tax equivalent; (gg) ratio of noninterest expense (less amortization of intangibles) to average assets; (hh) credit quality measures (including non-performing asset ratio, net charge-off ratio, ratio of allowance to non-performing loans, and classified assets as a percentage of tier 1 capital plus allowance of loan losses); (ii) noninterest bearing deposits as a percentage of total deposits; (jj) brokered deposits as a percentage of total deposits; (kk) loan growth; (ll) deposit growth; (mm) core deposit growth (defined as deposit growth excluding time deposits); (nn) noninterest income growth; (oo) budgeted noninterest income; (pp) yield on earning assets; (qq) tax-equivalent yield on earning assets; (rr) loan yield; (ss) tax-equivalent loan yield; (tt) cost of funds; (uu) net interest income; (vv) pre-provision, pre-tax income; (ww) regulatory criteria or measures, including compliance with a regulatory enforcement action or regulation (including a regulation that would exclude certain income from being included in any of the above criteria); (xx) other strategic milestones based on objective criteria established by the Company provided that, with respect to Covered Employees, such strategic milestones must be approved by the stockholders of the Company prior to the payment of any Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation”; or (yy) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.
10.4    Performance Goals. For purposes of Cash Performance Awards and other Awards the vesting and/or payout of which are tied to one or more Performance Goals, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be (but are not required to be) applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies). The Performance Goals need not be the same for all Participants.
10.5    Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Cash Performance Awards for the partial performance period.
10.6    Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award. The Committee may exercise such discretion in a non-uniform manner among Participants.
10.7    Certification. Following the conclusion of the performance period of a Cash Performance Award or other Award the vesting and/or payout of which is tied to one or more Performance Goals, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.
10.8    Payment. Upon certification of the Performance Goals for a Cash Performance Award or other Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.
11. Stock Awards.
11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
12. Change in Control.
12.1 Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):
(a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;
(b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);
(c) accelerated exercisability, vesting and/or payment under outstanding Awards as described below in Section 12.2; and
(d) if all or substantially all of the Company’s outstanding shares of Common Stock transferred in exchange for cash consideration in connection with such Change in Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.
12.2    Accelerated Vesting of Equity Awards Upon a Change in Control. Unless otherwise provided in the Award Agreement, an employment agreement, or other agreement between the Company and Participant, if a Participant incurs a termination of employment for any reason other than Cause, death, or Disability within twelve (12) months following consummation of the Change in Control, (i) any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, an Award granted pursuant to this Plan shall be waived or shall lapse in full and shall become fully vested and exercisable, as the case may be, and (ii) to the extent applicable, each Award outstanding as of the date of such termination of employment may thereafter be exercised until the later of (A) the last date on which such Award would have been exercisable in the absence of this Section 12.2, and (B) the earlier of (I) the first anniversary of such Change in Control and (II) expiration of the term of such Award; provided, however, if the exercise or vesting of any Award would otherwise be subject to the achievement of performance conditions, the performance goals applicable to any outstanding Awards shall be deemed to have been attained at the greater of “target” or actual performance as of the date of such termination.
12.3 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events after the Effective Date:
(a) Any Person, becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of voting securities of the Company directly from the Company, including without limitation, a public offering of securities; or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
(b) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code. For the avoidance of doubt, neither a Public Offering nor any changes to the size or members of the Board in connection with or as a result of a Public Offering shall constitute or be deemed to result in a Change in Control.
13. Forfeiture Events.
13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other similar conduct by the Participant that is detrimental to the business or reputation of the Company.
13.2 Termination for Cause.
(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) within one (1) year following termination of Service for any other reason, the Committee determines in its discretion that, after termination, the Participant breached any of the material terms contained in any non-competition agreement, confidentiality agreement or similar restrictive covenant agreement to which such Participant is a party, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs and whether the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.
(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:
(i) the Participant has committed a deliberate and premeditated act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or
(ii) the Participant has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or
(iii) the Participant has failed to perform or neglected the material duties incident to his employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Participant specifying such refusal or failure in reasonable detail; or
(iv) the Participant has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Company); or
(v) the Participant has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Participant specifying such refusal in reasonable detail; or
(vi) the Participant has breached any of the material terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such Participant is a party; or
(vii) the Participant has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness on the Company’s premises.
Any voluntary termination of employment or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.” Notwithstanding the foregoing, in the event that a Participant is party to an employment, severance or similar agreement with the Company or any of its affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Cause” used in such employment, severance or similar agreement.
13.3 Right of Recapture.
(a) General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Unit vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause or (ii) after a Participant’s Service otherwise terminates for any other reason, the Committee determines in its discretion that, after termination, the Participant breached any of the material terms contained in any non-competition agreement, confidentiality agreement or similar restrictive covenant agreement to which such Participant is a party, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable state law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(b) Accounting Restatement. If a Participant receives incentive-based compensation (as defined in the Company’s Amended and Restated Executive Compensation Clawback Policy) pursuant to an Award under the Plan (whether a time-based or performance-based Award) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, (i) in accordance with the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (ii) in accordance with any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.
14.    Retirement. Unless otherwise provided in an Award Agreement that expressly refers to this Section 14 (or any successor provision of this Section 14), an Award held by a Retirement Eligible Employee shall continue to vest (and, in the case of an Award the payout of which is tied to one or more Performance Goals, be earned) in accordance with the terms of such Award following the Retirement of such Retirement Eligible Employee, notwithstanding the Retirement Eligible Employee’s termination of employment with the Company and its Subsidiaries. For avoidance of doubt, any such Award shall continue to be subject to the terms of the Plan, including, without limitation, Section 13.2 and Section 13.3. Each Award that is outstanding on the Effective Date is hereby amended to incorporate the provisions of this Section 14.
15.    Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of employment: (a) a transfer of a Participant’s employment to the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
16. General Provisions.
16.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.
16.2 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
16.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.
(a) Notwithstanding the foregoing, if authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 16.3(a), a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 16.3(a), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 16.3(a) or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.
16.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
16.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.
16.6 Stock Certificates. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
16.7 Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions to the extent established by the Committee, or in accordance with policies set by the Committee, from time to time.
16.8 Section 409A Compliance. To the maximum extent possible, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Subject to Section 16.4 hereof, any payments due pursuant to this Plan shall be payable to the Participant no later than two-and-a-half months following the end of the taxable year in which the payments are earned (subject to a reasonable delay in payment due to an unforeseeable event making it administratively impracticable to make the payment by such time), and in no event shall the payments be made later than the end of the taxable year following the taxable year in which the payments are earned. In the event that any payment under this Plan is contingent upon the execution of a release, and the applicable release spans two of the Participant’s taxable years, the applicable payments must be made in the second of the two taxable years. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six- (6-) month period (or death) or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
16.9 Securities Law Compliance.
(a) General. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.
(b) Compliance with Rule 701. To the extent that any Awards are granted prior to a Public Offering and the filing of an effective registration statement on Form S-8, the Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act and, therefore, such Awards are subject to the restrictions set forth in Rule 701, and are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of the Shares underlying such Awards must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Awards issued pursuant to the Plan prior to a Public Offering and the filling of an effective registration statement on Form S-8 shall in no event exceed the limitations set forth in Rule 701(d), as applicable from time to time.
16.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other individual service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against the Award limits specified in Section 4.3, 4.4 or 10.7 hereof or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof.
16.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company or the applicable Subsidiary, up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the Plan, in whole or in part, by the methods described in Section 6.5 hereof with respect to Stock Options or by a method similar to the methods described in Section 6.5 hereof with respect to Awards other than Stock Options (except as otherwise set forth in an Award Agreement).
16.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
16.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
16.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
16.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
16.16 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Colorado, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
16.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).
16.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise, and neither the Company nor the Committee shall have any liability to a person with respect thereto.
16.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.
16.20 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 16.20 by the Committee shall be attached to this Plan document as appendices.
16.21 Regulatory Compliance. The Committee shall take all necessary steps to ensure the Plan is being interpreted and administered in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder, as well as Regulation O and other regulations promulgated by the Board of Governors of the Federal Reserve System.
17. [Reserved].
18. Term; Amendment and Termination; Stockholder Approval.
18.1 Term. The Plan shall be effective as the Effective Date, subject to approval by the Company’s stockholders within twelve (12) months of the Effective Date.
18.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 16.8 or 16.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Company will obtain approval by the Company’s stockholders of any Plan amendment to the extent it is necessary or advisable to comply with the legal and regulatory requirements relating to administration of equity-based awards and the related issuance of shares of Common Stock thereunder, including by not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted.
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